UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C. 20549

                             FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                           National Micronetics, Inc.
           (Exact name of registrant as specified in its charter)

       Delaware                0-7207                     14-1507019
       (State or other       (Commission         (I.R.S. Employer
       jurisdiction of       File Number)        Identification No.)
        incorporation



       P.O. Box 1128, Kingston, New York            12402
       678 Aaron Court, Kingston, New York          12401
     (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (914) 338-0333


       71 Smith Avenue, Kingston, New York           12401
     (Former name or former address, if changed since last report.)



Index to Exhibits is on sequential page 8.  Total pages 12.



Item 2.  Acquisition or Disposition of Assets.

     Sale of Certain Real Estate of the Company. On September 14, 1999, National Micronetics, Inc., a Delaware corporation (the "Company"), sold part of its real estate for two hundred seventy-five thousand dollars ($275,000.00) in cash to D. K. Shah Properties, Inc., 27 Grand Street, Kingston, New York. The terms of the transaction are set forth in an agreement of purchase and sale dated April 20, 1999 between the Company and
D. K. Shah Properties, Inc., a copy of which is annexed as Exhibit 13.1.

     General Character and Location of the Property. The property consists primarily of real estate located at 33 Grand Street, Kingston, New York and improved with 37,000 square feet in a one-story, masonry, light manufacturing building, as well as part of the real estate located between that building and the Conrail right-of-way at the end of Dederick Street, Kingston, New York improved with a lighted parking lot. The underlying land includes a maximum of 1.233 acres which are not in a flood plain. The use of the real estate conforms with its M-1 and M-2 zoning classifications for manufacturing purposes.

     Nature and Amount of Consideration. The nature and amount of consideration received by the Company from D. K. Shah Properties, Inc., in exchange for the real estate on September 14, 1999 was two hundred seventy-five thousand dollars ($275,000) in cash.

     Principle Followed in Determining the Amount of the Consideration. The principle followed by the Company in determining the amount of the consideration for its real estate was arm's length negotiation with D. K. Shah Properties, Inc., in reliance upon comparative sales method and capitalized gross income method appraisals of the real estate of the Company.
On July 15, 1996, the City of New York obtained from Griffin Valuation & Realty Services, Ltd, P. O. Box 3614, 96 Maiden Lane, Kingston, NY 12401, an appraisal of the fair market value of most real estate owned by the Company in Kingston, New York, except two acres of parking lot.

     Qualifications of Appraiser. Griffin Valuation & Realty Services, Ltd. is a certified general appraiser licensed in New York, New Jersey and Connecticut, a licensed real estate broker in New York, a member of the American Institute of Real Estate Appraisers and a senior real property appraiser designated by the Society of Real Estate Appraisers.

     Selection of Appraiser. The Company in 1994 had selected Griffin Valuation & Realty Services, Ltd. as an appraiser because it had fifteen years of general real estate business experience in Ulster County, New York and in nearby counties.

     No Material Relationships between the Company and the Appraiser. During the last two years there has been no material relationship between the Company or its affiliates and Griffin Valuation & Realty Services, Ltd. or its affiliates or unaffiliated representatives. No such material relationship is contemplated. The Company had paid Griffin Valuation & Realty Services, Ltd. for an appraisal in 1994.
     Availability of Appraisal. The appraisal by Griffin Valuation & Realty Services, Ltd. will be made available for inspection and copying at the principal executive offices of the Company at 678 Aaron Court, Kingston, NY 12401 during its regular business hours, which are 9:00 a.m. to 4:00 p.m. on Monday, Tuesday and Wednesday, by any interested common stockholder of the Company or his or her representative who has been so designated in writing.
A copy of the appraisal by Griffin Valuation & Realty Services, Ltd. (excluding photographs) will be transmitted by the Company to any interested common stockholder of the Company or his or her representative who has been so designated in writing upon written request and at the expense of the requesting common stockholder.

     Comparative Sales Method Appraisal of Real Estate. The comparative sales method of appraisal is based on recent sales prices of comparable properties in the region. Griffin Valuation & Realty Services, Ltd. appraised the land and building which were being sold to D. K. Shah Properties, Inc., at a fair market value of $520,000 based on a sales comparison approach on July 15, 1996.

     Capitalized Gross Income Appraisal of Real Estate. The capitalized gross income method of appraisal is based on the capitalization of anticipated future gross rents set forth in recent leases of comparable properties in the region. The Company has deduced by extrapolating from the aggregate information in the appraisal that Griffin Valuation & Realty Services, Ltd. appraised the building which was being sold to D. K. Shah Properties, Inc. at a fair market value of less than $820,000 based on a capitalized gross income approach on July 15, 1996. That capitalized gross income appraisal value would be considerable less if usual expenses applicable to the building being sold to D. K. Shah Properties, Inc., were deducted from annual estimated gross income prior to dividing by the capitalization rate. Unfortunately, the appraisal did not allocate the expenses attributable to all of the buildings owned by the Company among them separately.

     Fairness of Consideration. The fairness of the consideration is based on the results of the efforts which the Company has made to sell its real estate with the professional assistance of the listing realtor and the advice which the Company has received from another realtor, as well as upon the information contained in the appraisal. The absence of any demand for the building during the years while it has been listed for sale motivated the Company to seek to dispose of the building for considerable less than its appraised fair market value. The fairness of the consideration also must be evaluated in terms of the need of the Company to satisfy claims of general creditors and the desire of the Company to terminate its expenses of maintaining the building.

     Identity of Purchaser of the Real Estate. The buyer of the real estate is D. K. Shah Properties, Inc. The principal executive offices of the D. K. Shah Properties, Inc. are located at 27 Grand Street, Kingston, New York.

     No Material Relationship of the Purchaser to the Company. The purchaser of the real estate, D. K. Shah Properties, Inc., has no material relationship with the Company or with any affiliate of the Company or with any director or officers of the Company or with any associate of any director of officer of the Company.

     No Other Contracts Between the Company and the Purchaser. There are no past, present or proposed material contracts, arrangements, understandings, relationships, negotiations or transactions during the two fiscal years ended June 27, 1998 and June 26, 1999 or during the current fiscal year ending June 29, 2000 between the Company and its affiliates and the D. K. Shah Properties, Inc., and its affiliates, except the agreement of purchase and sale date April 20, 1999 between the Company and D. K. Shah Properties, Inc. as described above and the agreement of purchase and sale pursuant to which a few years ago D. K. Shah Properties, Inc. had acquired from the Company the real estate located at 27 Grand Street, Kingston, New York 12401.

     Benefits of Sale to the Company. The Company benefitted from the sale of its real estate to D. K. Shah Properties, Inc. primarily by avoiding a petition in bankruptcy by the Company or by the creditors of the Company, though the Company can make no assurances that the remaining creditors of the Company will not seek to file a petition in bankruptcy against it.

     Benefits of Sale to the Affiliates of the Company. The affiliates of the Company benefitted from the sale of its real estate to D. K. Shah Properties, Inc. primarily because the net proceeds of sale would be available to satisfy debts of the Company to Gigamax Corporation, Tae Il Magnetics Co., Ltd., Tae Il U. S. A., Inc., Tae Il Media Co., Ltd., Newmax Co., Ltd. or Techmedia International Corporation, in some of which Mr. K. H. Chung and Dr. Heehwan Lee, directors of the Company, and Dr. Yoon H. Choo, a former director of the Company, may be deemed to have an interest.

     Federal and State Regulatory Requirements. The Company demonstrated compliance with federal and New York state environmental protection laws, labor laws and health laws, City of Kingston zoning laws, construction and building codes, fire safety ordinances and other laws.

     Environmental Matters. The Company has received a letter dated August 6, 1998 from the New York State Department of Environmental Conservation regarding a visual site inspection by the New York State Department of Environmental Conservation in November 1997 of the real estate of the Company, which was considered to be in compliance with all environmental standards applied during that inspection. The Company has responded to that letter and experienced no environmental problems hindering its sale of its real estate to D. K. Shah Properties, Inc.

     Certificate of Occupancy and Street Letters.  The Company furnished to
D. K. Shah Properties, Inc. the certificate of occupancy and the street letters which it has for the real estate.

     No Violations. The Company had no outstanding violations with respect to the real estate.


     Rights of Common Stockholders as a Result of the Sale. The rights of the common stockholders of the Company will not be different as a result of the sale of part of its real estate to D. K. Shah Properties, Inc. The debts of the Company remaining after the sale of part of its real estate on September 14, 1999 are payable primarily to affiliates or former affiliates of the Company, such as Gigamax Corporation, Tae Il Magnetics Co., Ltd., Tae Il U.S.A., Inc., Tae Il Media Co., Ltd., Newmax Co., Ltd. and Techmedia International Corporation, in some of which Mr. K. H. Chung and Dr. Heehwan Lee, directors of the Company, and Dr. Yoon H. Choo, a former director of the Company, may be deemed to have an interest. Those debts of the Company exceed the fair market value of its assets remaining after that sale, so the common stockholders of the Company as stockholders will not realize any of the net proceeds of the sale of real estate to D. K. Shah Properties, Inc.

     Use of Proceeds of Sale of Real Estate. The increase in cash in the unaudited consolidated condensed pro forma statement of net liabilities of the Company and its subsidiaries as of June 26, 1999 (the "pro forma statement of net liabilities"), which is set forth on page 11, is attributable to the cash reserve which was set aside out of the proceeds of sale of the real estate. The reduction of accounts payable and accrued expenses in the pro forma statement of net liabilities on page 11 resulted and will result from using part of the proceeds of sale of the real estate to pay closing expenses and some accounts payable.

     Net Proceeds Receivable by the Company. The Company applied the gross proceeds of $275,000 first to pay local governments which had tax liens, because those debts had to be satisfied in order to convey good and marketable title to D. K. Shah Properties, Inc. to the satisfaction of its title insurance company. The Company applied the remaining gross proceeds to pay brokerage commissions, legal fees and other expenses of sale, because those commissions, fees and expenses customarily are paid in connection with real estate conveyances. After paying all tax liens against the real estate, brokerage commissions, legal fees and other expenses of sale, the Company realized $211,711 to apply toward the payment of some of its general creditors and establishment of a cash reserve to pay its day to day expenses.
Of course, general creditors of the Company may seek to alter that plan by exercising their claims against the assets of the Company. That $211,711 amount is computed as follows:














                                            Type of Lien or ExpenseAmount

Tax liens                                                 40,970
                                                 Realtors' commissions11,000
                                              Escrow for misc. repairs10,000
                                                            Legal fees   650
Closing costs                                              1,260

                                                         SUBTOTAL$    63,880

                                           Adjustment for prepaid taxes (591)

                                                       DIFFERENCE$    63,289

                                          Net proceeds to the Company211,711

                                                            TOTAL$   275,000


     Satisfaction of Other Secured Liabilities. The Company paid all accrued and unpaid real estate taxes, interest and penalties aggregating $40,970 and satisfied the tax liens applicable to the sold real estate out of the net proceeds of sale of certain of its real estate to D. K. Shah Properties, Inc.


     Brokerage Commissions. The Company paid commissions to Win Morrison Realty, the broker for the Company, in the amount of $11,000 or 4 percent of the $275,000 contract price for their services as brokers out of the proceeds of sale of the real estate to D. K. Shah Properties, Inc.


     Satisfaction of Unsecured Liabilities. The Company expects to apply the $211,711 balance of the net proceeds remaining after the payment of the expenses of sale and the secured liabilities to keep a cash reserve of $40,000, to make payments on account of other liabilities or obligations to general creditors of the Company, including possibly some associates of directors or the former director of the Company.


     Accounting Treatment of the Sale of Real Estate. The Company is reporting a gain on the sale to D. K. Shah Properties, Inc. of the non-depreciable land and the depreciable buildings and improvements which comprise the part of its real estate which the Company sold to D. K. Shah Properties, Inc. The sale yielded a gain, because the sales price of $275,000 is $157,000 more than the sum of the $13,000 closing costs plus the $105,000 cost, net of depreciation, of the Company in the land (which is not depreciable), buildings and improvements to be sold as of June 26, 1999. The gain will be slightly offset by depreciation for the quarter ended September 25, 1999.



     Federal Income Tax Gain Realized on the Sale of Real Estate.
The Company may realize a gain on the sale of part of its land to D. K. Shah Properties, Inc., because the portion of the sales price of $275,000 to be allocated to the land to be sold may be more than the basis of the Company in the land to be sold. The Company may realize gain on the sale of part of its buildings and improvements to D. K. Shah Properties, Inc., because the portion of the sales price of $275,000 allocated to the buildings and improvements to be sold may be more than the adjusted basis of the Company in the buildings and improvements to be sold.

     Characterization of Federal Income Tax Gains. The land retains its character as a capital asset, while the buildings and improvements acquire the character of section 1231 property for federal income tax purposes. Therefore, for those purposes the Company may recognize a long term capital gain on the sale of the non-depreciable land. For federal income tax purposes, the Company may recognize long-term capital gain on the sale of the depreciable buildings and improvements which comprise the part of its real estate which the Company is selling to D. K. Shah Properties, Inc. if the gains from the sale of Section 1231 property by the Company during the tax year ending June 29, 2000 exceed the losses from the sale of Section 1231 property by the Company during the tax year ending June 29, 2000.
































Item 7.  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

     None.

(b)  Pro forma financial information.                     Page 10

     Unaudited condensed pro forma consolidated
     statement of net liabilities in liquidation
     of the Company and its subsidiaries
     as of June 26, 1999                                  Page 11

     Unaudited condensed pro forma
     consolidated statement of changes
     in net liabilities in liquidation of the
     Company and its subsidiaries for the period
     from December 2, 1998 to June 26, 1999               Page 11

     Unaudited condensed pro forma
     consolidated statement of operations
     of the Company and its subsidiaries
     for the period from June 28, 1998
     to December 1, 1998                                  Page 12


(c)  Exhibits.

     Agreement of purchase and sale dated April 20, 1999 between National Micronetics, Inc. and D. K. Shah Properties, Inc.























                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    NATIONAL MICRONETICS, INC.



     Date:September 28, 1999        By
                                          Heehwan Lee, President




                       PRO FORMA FINANCIAL INFORMATION

     Unaudited Pro Forma Financial Information. Set forth below, in order to show the effects of the sale of part of its real estate to D. K. Shah Properties, Inc. and the related use of proceeds, are an unaudited condensed pro forma consolidated statement of net liabilities of the Company and its subsidiaries as of June 26, 1999, and an unaudited condensed pro forma consolidated statement of changes in net liabilities of the Company and its subsidiaries for the seven-month period from December 2, 1998 to June 26, 1999, an unaudited condensed pro forma consolidated statement of operations of the Company and its subsidiaries for the five-month period from June 29, 1998 to December 1, 1998. On December 1, 1998, the board of directors of the Company adopted a resolution to dissolve the Company and recommended that the stockholders vote on the proposed dissolution at the annual meeting of stockholders of the company on February 26, 1999. The Company was dissolved on September 20, 1999 pursuant to the General Corporation Law of the State of Delaware. As the liquidation of the Company pursuant to the plan of complete liquidation which was approved by the directors of the Company on December 1, 1998 and approved by the stockholders of the Company on February 26, 1999 is imminent, the Company has changed its basis of accounting for periods subsequent to December 1, 1998, from the going-concern basis to the liquidation basis. Accordingly, the carrying value of the remaining assets as of June 26, 1999, are presented at estimated realizable value and all liabilities are presented at estimated settlement amounts. However, all liabilities are not adjusted and are presented at cost basis amounts because, in the opinion of the Company, it was not possible to estimate settlement amounts. The Company is in the process of settling the obligations, but, in the opinion of the Company, it is not presently determinable whether the amounts that creditors agree to accept in settlement of the obligations due from them will differ materially from the amounts shown in the unaudited condensed pro forma consolidated financial statements referred to above. The unaudited condensed pro forma consolidated financial statements referred to above do not include any adjustments that might result from the outcome of this uncertainty.

















                 NATIONAL MICRONETICS, INC. AND SUBSIDIARIES
        CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF NET LIABILITIES
               IN PROCESS OF LIQUIDATION (UNAUDITED)
                               (In Thousands)
                June 26, 1999
                                                 Current Value BasisPro Forma
ASSETS

Current assets:
                           Cash and cash equivalents:         $    25$    92
     Other current assets                    35                         35
                               Property, plant and equipment, net     323 61
                                                              $   383$   188

LIABILITIES

                            Accounts payable                   $   275$  231
                             Current portion of long-term debt        9    9
     Other accrued expense                  169                        169
     Short-term debt                      8,397                      8,397
                             Due to related parties, net          2,1902,039
                                        $11,040                    $10,845
Net Liabilities                         $10,657                    $10,657



                 NATIONAL MICRONETICS, INC AND SUBSIDIARIES
CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF CHANGES IN NET LIABILITIES
               IN PROCESS OF LIQUIDATION
                                 (UNAUDITED)
            For the period from December 2, 1998 to June 26, 1999
                               (In Thousands)
                                          Current
                                        Value Basis    Pro Forma

Net liabilities at December 2, 1998      $ 10,072      $ 10,072

Add:
    Overhead expense                          462           462
    Administration expense                     31            31
    Interest expense                          516           516
                                        $  10,009      $ 10,009
Deduct:
    Gain on sale of properties
       and others                             156           156
    Related party interest forgiven           268           268
                                        $     424           424
Net liabilities
    June 26, 1999                       $  10,657      $ 10,657



                 NATIONAL MICRONETICS, INC. AND SUBSIDIARIES
      CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
               (UNAUDITED)
      For the five-month period from June 28, 1998 to December 1, 1998
                               (In Thousands)

          Net loss (historical)                   $  595

          Pro forma adjustments -
             Gain from sale of real estate          (157)

        Pro forma net loss                        $  438




Note - Subsequent to June 26, 1999, the Company agreed to sell its factory building to D. K. Shah Properties, Inc. for $275,000. The accompanying unaudited condensed pro forma consolidated statement of net liabilities as of June 26, 1999 reflects these transactions as if they had occurred at June 28, 1998. Pro forma adjustments related to the accompanying unaudited condensed pro forma consolidated statement of changes of net liabilities for the seven-month period from December 2, 1998 to June 26, 1999 and unaudited consolidated condensed pro forma statement of operations for the five-month period from June 28, 1998 to December 1, 1998 are computed assuming the transactions were consummated at the beginning of the fiscal year ended June 26, 1999. Pro forma net loss was $438,000 with a gain of $157,000 on sale of the real estate.